Minatura Gold Announces New Auditor

Press Release
Source: Minatura Gold
On 4:40 pm EDT, Friday October 9, 2009

Companies:    Minatura Gold

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--Minatura Gold (“Minatura”) (OTCBB: MGOL - News) announced that its Board of Directors has appointed De Joya Griffith & Company, LLC (“De Joya Griffith”) as Minatura’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

De Joya Griffith is currently reviewing Minatura’s results for the third quarter of 2009 and also conducting a re-audit of Minatura for the fiscal year ended December 31, 2008.

About De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC, a full-service accounting firm based in Henderson, Nev., offers a wide range of audit, tax and business services that include preparation of audited financial statements, tax compliance, and various consulting services for individuals and business entities. De Joya Griffith & Company specializes in serving both public companies under the Securities and Exchange Commission rules, as well as privately held companies.

About Minatura Gold

Minatura Gold is involved in the operation and acquisition of gold mining concessions in Colombia, in addition to acquiring a dredging equipment manufacturer capable of producing mining equipment utilized in mining operations.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the federal securities laws. Statements regarding the recent engagement of De Joya Griffith as auditor, future events, developments, Minatura’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Minatura undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future or otherwise.

For Further information go to www.minaturagold.com

Contact:

Minatura Gold, Westlake Village
Natalie Penfield, 805-267-7183